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                                                                    Exhibit 21.1

                         List of Material Subsidiaries
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     The following companies are wholly-owned subsidiaries of Concentric Network
Corporation:

     AnaServe, Inc., a California corporation;
     Delta Internet Services, Inc., a California corporation;
     InterNex Information Services, Inc., a California corporation; and 9 Net Avenue, Inc., a New Jersey corporation.